UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2018

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On September 27, 2018, EPHS Holdings, Inc. (the “Company”) entered into a binding Letter of Intent (the “LOI”) with Merritt Valley Cannabis Company Corp. (“MVC”), a Canadian corporation engaged in providing low cost energy, project plans, intellectual property, and proprietary business plans for the cannabis industry.

The LOI contemplates that the Company will purchase and acquire all of MVC’s issued and outstanding shares in exchange for 8,100,000 newly issued shares of common stock of the Company. These shares will be added to the Company’s already established outstanding share pool. MVC is not obligated to complete the sale as provided for in the LOI unless, on the Closing Date, or such other date as may be expressly stated within the LOI, each of the following conditions have been satisfied: (1) the Company shall pass a resolution, concurrent with Closing, appointing a nominee of MVC as president of the Company, (2) the Company shall pass a resolution, concurrent with Closing appointing a nominee of MVC to the Company’s Board of Directors, and (3) the Company shall take assignment of the offer to purchase the 56-acre real estate property in the City of Merritt, which MVC currently have under contract.

The description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI, which is filed as Exhibit 10.1. hereto, and is incorporated herein by reference.

On October 3, 2018, the Company issued a press release announcing the completion of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Intent with Merritt Valley Cannabis Company Corp.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2018	EPHS HOLDINGS, INC.

	By:	/s/ Gianfranco Bentivoglio
	Name:	Gianfranco Bentivoglio
	Title:	Chief Executive Officer and Chief Financial Officer